Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “AGREEMENT’) is dated as of the 18th day of October 2012. It is made and entered into by and between Your Event, Inc., a Nevada corporation, located at 1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA 90254 (hereinafter referred to as the “Company’), and Tsukamoto and Associates (hereinafter referred to as “Consultant”). Kioko Tsukamoto, 502 Homat Majesty, 5-12-5 Roppongi, Minato-Ward, Tokyo, Japan.

R E C I T A L S

A. WHEREAS, Your Event, Inc. desires to retain the Consultant, and the Consultant desires to be retained by Your Event, Inc., to provide consulting services; and

B. WHEREAS, Your Event, Inc. desires to compensate the Consultant for the Consultant’s services and the Consultant desires to be compensated for services.

C. WHEREAS, the Company wishes to retain Tsukamoto and Associates as a non-exclusive corporate consultant; and

D. WHEREAS, the Consultant will work for the company as an independent contractor.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. CONSULTING SERVICES, TERM AND COMPENSATION. On the terms and subject to the conditions set forth in this agreement, Consultant and Your Event, Inc. hereby agree that:

1.1 Services. The Company desires to utilize the services of Tsukamoto and Associates to make business introductions and provide consulting services to the Company. The Consultant agrees to be available to help the Company on an on-going basis and devote such business time and attention thereto as it shall be determine is required.

The Company understands that any and all suggestions, opinions or advice given to the Company by the Consultant are advisory only and the ultimate responsibility, liability and decision regarding any action(s) taken or filings made lies solely with the Company and not with the Consultant.

1.2 Throughout the Consulting process, both the Consultant and Your Event, Inc. will cooperate with each other to help facilitate this process.

1.3. Term. The term of this Consulting Agreement shall be for a period one (1) year, which can be extended for an additional year based on the written mutual consent of both the Company and Consultant (the "Term").

1.4 Compensation. As compensation for entering into this Consulting Agreement for services already rendered and for services to be rendered, the Consultant shall be entitled to thirty-five (35) percent of profits after tax for the business generated by the Company as a result of the consulting services provided. Compensation shall be paid after the end of a fiscal year of the Company.

2. CONSULTANT'S REPRESENTATIONS AND WARRANTIES. The consultant hereby represents and warrants to Your Event, Inc. that:

2.1 Authority. The individual(s) executing and delivering this agreement on Consultant's behalf has been duly authorized to do so, the signature of such individual is binding upon Consultant, and Consultant is duly organized and subsisting under the laws of the jurisdiction in which it was organized.

2.2 Enforceability. Consultant have duly executed and delivered this agreement and (subject to its execution by Your Event, Inc.) it constitutes a valid and binding agreement of Consultant enforceable in accordance with its terms against Consultant, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3. MISCELLANEOUS.

3.1 Assignment. This Agreement is not transferable or assignable.

3.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by facsimile transmission of an executed copy of this agreement by the other party, and acceptance of such facsimile copies shall create a valid and binding agreement between the parties.

3.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

3.4 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

3.5 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

3.6 Waiver and Amendment. Except as otherwise provided herein, the provisions of this agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of ___ and Consultant.

3.7 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

3.8 Governing Law. This agreement is governed by and shall be construed in accordance with the internal law of the State of Nevada without reference to its rules as to conflicts of law.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above mentioned.

Tsukamoto and Associates YOUR EVENT, INC.

"Consultant" “The Company”

By: _/s/ Kioko Tsukamoto____________ By: /s/ Masatoshi Suga _____________

Kioko Tsukamoto, President Masatoshi Suga, VP, CFO, Secretary

Date: October 18, 2012 Date: October 18, 2012